UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

ART’S-WAY MANUFACTURING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on April 29, 2014. At the meeting:

1. Stockholders elected seven nominees to the Company’s Board of Directors to hold office until the next annual meeting and until their successors are elected and qualified;

2. Stockholders ratified the selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2014; and

3. Stockholders approved, on a non-binding and advisory basis, the compensation of the named executive officer.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
J. Ward McConnell, Jr.	2,150,045	62,544	1,570,145
Marc H. McConnell	2,159,492	53,097	1,570,145
Thomas E. Buffamante	2,185,908	26,681	1,570,145
David R. Castle	2,186,924	25,665	1,570,145
Joseph R. Dancy	2,186,606	25,983	1,570,145
James Lynch	2,177,162	35,427	1,570,145
Douglas McClellan	2,177,117	35,472	1,570,145

2. Ratification of Selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2014:

For:	Against:	Abstain:	Broker Non-Votes:
3,731,015	40,739	10,979	0

3. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For:	Against:	Abstain:	Broker Non-Votes:
2,138,126	57,551	16,912	1,570,145

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2014

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Majeski
Carrie L. Majeski
President, Chief Executive Officer, and interim Chief Financial Officer